UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2010
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33402 (Commission File Number)	72-1252405 (I.R.S. Employer Identification No.)
10001 Woodloch Forest Drive, Suite 610
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 780-9926
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
          On December 7, 2010, Trico Shipping AS (“Trico Shipping”) amended (“the Amendment”) its solicitation of consents and waivers (the “Consent Solicitation”) from the holders of the 11 7/8% Senior Secured Notes due 2014 (the “Notes”) to (i) establish a new record date of December 7, 2010 and (ii) establish a new expiration date of 5:00 p.m., Eastern Time, December 13, 2010.
          The Consent Solicitation provides for modification and/or waivers to certain provisions contained in the indenture pursuant to which the Notes were issued, dated as of October 30, 2009, among Trico Shipping, as issuer, the guarantors identified therein and Deutsche Bank National Trust Company (as successor trustee to Wells Fargo Bank, N.A.), as trustee thereunder (the “Trustee”) (as amended by the First Supplemental Indenture, dated as of June 25, 2010, the Second Supplemental Indenture, dated as of September 21, 2010 and as may be further amended by a third supplemental indenture to be entered into on or after the consummation of the consent solicitation if the requisite consents are obtained, referred to hereafter as the “Indenture”), and certain other amendments, supplements and waivers to any of the covenants and related definitions in the Indenture or in other related agreements and documents reasonably necessary or appropriate to implement the foregoing.
          Trico Shipping is making the solicitation to sell two of its vessels, Trico Sabre and Trico Star, pursuant to an agreement for an aggregate of $52.3 million and to apply the net sale proceeds to repay debt and enhance its liquidity as described below. All or a significant portion of the net sale proceeds will be used to pay down indebtedness under the Notes and the working capital facility pro rata. The proposed amendments will provide that, if $20.0 million in new commitments are received under the priority credit agreement and certain other conditions are met, Trico Shipping shall apply the entire net sale proceeds to redeem Notes and repay debt under its working capital facility and shall be permitted to incur $20.0 million of additional secured indebtedness under its priority credit facility. In the alternative, if such conditions are not met, Trico Shipping shall be permitted to retain $20.0 million of the net sale proceeds for working capital purposes and the remainder shall be applied to redeem Notes and repay debt under its working capital facility. In either case, the proceeds used to redeem Notes and repay debt under the working capital facility shall be applied 91.64% to redeem the Notes at par plus accrued interest, without paying a make-whole premium, and 8.36% to repay debt under the working capital facility, without paying a prepayment premium. Approval of the proposed amendments requires the consent of the holders of all the outstanding Notes as of the record date. Notwithstanding the foregoing, Trico Shipping may close the Consent Solicitation with less than the consent of all holders pursuant to the proposed waiver (as described more fully in the consent solicitation statement).
          In connection with the Consent Solicitation, Trico Shipping submitted the following documents (the “Consent Solicitation Documents”) to the Depository Trust Company (“DTC”) for review: (i) consent solicitation statement, (ii) letter of consent, (iii) letter to DTC participants and (iv) form letter to clients. The Consent Solicitation Documents and the Amendment are available on Trico Marine Group’s website, at www.tricomarine.com.
          The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01. The description of the Amendment contained in this Current Report on Form 8-K is a summary of the terms of the actual document and is qualified in its entirety by reference to the complete text of such document.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits
10.1 — The Amendment to the Consent Solicitation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
          Certain statements and information in this Form 8-K may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on Trico’s current expectations and beliefs concerning future developments and their potential effect on Trico. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Trico will be those that it anticipates. Trico’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (i) the ability of Trico Supply to implement a debt-for-equity conversion; (ii) Trico’s and its subsidiaries’ ability to continue as a going concern; (iii) Trico’s and its subsidiaries’ ability to obtain court approval with respect to motions in Trico’s Chapter 11 cases; (iv) the ability of Trico to confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; (v) the ability of Trico and its subsidiaries to obtain and maintain normal terms with vendors and service providers; (vi) Trico’s ability to maintain contracts that are critical to its operations; (vii) the potential adverse impact of the Chapter 11 cases on Trico’s liquidity or results of operations; (viii) the ability of Trico to attract, motivate and/or retain key executives and employees; (ix) the ability of Trico to attract and retain customers; and (x) other risks and factors regarding Trico and its industry identified from time to time in Trico’s reports filed with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Trico undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 7, 2010

TRICO MARINE SERVICES, INC.
By:	/s/ Brett Cenkus
	Name:	Brett Cenkus
	Title:	General Counsel and Secretary

EXHIBIT INDEX
     (d) Exhibits
10.1 — The Amendment to the Consent Solicitation..